EXHIBIT 99.1

Synthesis Energy Systems, Inc. Announces Successful Completion of 4-System Performance Testing at Largest Capacity Aluminum Corporation of China Industrial Syngas Facility

HOUSTON, July 24, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in clean and efficient production of low-cost synthesis gas for high value energy and chemical markets, today announced that the largest capacity industrial syngas facility for Aluminum Corporation of China Limited (CHALCO) (NYSE:ACH); (HKEx:2600); (SSE:601600), with four SGT systems, CHALCO Henan, has successfully completed performance testing. This concludes successful performance testing at all seven SGT systems installed for CHALCO. SES Gasification Technology (SGT) is supplying stable and reliable industrial synthesis gas to three CHALCO aluminum hydroxide processing facilities, in Henan, Shanxi and Shandong provinces.

“We are pleased with the continuing excellent performance of our clean energy technology. The main parameters, including syngas yield, syngas heating value, carbon in ash and steam output have all reached or exceeded the designed values,” said DeLome Fair, SES’s President and CEO. “This latest milestone achievement at the largest capacity SGT project to date comes as we are in negotiations for similar and larger clean energy projects around the world. Our proprietary technology’s clean synthesis gas replaces expensive natural gas for numerous energy and chemical uses, including industrial fuel.”

The Aluminum Corporation of China’s CHALCO Henan facility, with four SGT systems has a syngas capacity of 120,000 Nm3 per hour. The initial start-up of the facility was reported to be complete in April 2017. The three-facility Aluminum Corporation of China order was secured by Tianwo-SES Clean Energy Technologies Co., Ltd., SES’s joint venture with Suzhou THVOW Technology Co., Ltd. (THVOW) (Shenzhen listing code:002564). Tianwo-SES provided the SGT technology design and proprietary gasification equipment for CHALCO’s alumina upgrade projects with a total of seven SGT systems now in operation for the customer: CHALCO Henan, CHALCO Shanxi, and CHALCO Shandong.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.
Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to develop our power business unit and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of the ZZ Joint Venture to retire existing facilities and equipment and build another SGT facility; the ability of Batchfire and AFE management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects, our ability to raise additional capital, if any, our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com